Exhibit 1
News release via Canada NewsWire, Toronto 416-863-9350

    Attention Business Editors:
    Breakwater Resources Ltd.'s Third Quarter Financial And Operating
    Results Conference Call

    TORONTO, Oct. 25 /CNW/ - Breakwater Resources Ltd. announced today that it will webcast, on a live, listen-only basis, its conference call covering its third quarter 2006 financial and operating results, on Thursday,
November 2, 2006 commencing at 10:00 a.m. (EST). The call will be hosted by
George Pirie, President and Chief Executive Officer. You are cordially invited to listen to the audio webcast through http://www.newswire.ca/en/webcast.
After the broadcast, an archive of the webcast will be available on
http://www.newswire.ca. Interested persons who are unable to connect to the webcast can listen to the conference call by dialing 416-644-3431 or
1-800-814-4861 (North America only).
    The Company's news release covering its third quarter financial and operating results for the periods ended September 30, 2006 will be released before the market opens on Thursday, November 2, 2006 and will be available on the Company's website at www.breakwater.ca.
    The scheduled speakers on the conference call will be George E. Pirie,
President and Chief Executive Officer; Dave Langille, Vice-President, Finance
and Chief Financial Officer; and Steve Hayes, Vice-President, Commercial. The
conference call may include forward-looking statements.
    The archived recording of the conference call will be available in North
America until 11:59 p.m. (EST) on November 9, 2006 and can be listened to by dialing 416-640-1917 or 1-877-289-8525 and entering the replay access code
21207583 followed by the number sign.
    %CIK: 0000782875

    /For further information: E. Ann Wilkinson, Vice President, Investor
Relations, (416) 363-4798 Ext. 277, awilkinson(at)breakwater.ca/
    (BWR.)

CO:  Breakwater Resources Ltd.

CNW 13:42e 02-NOV-06